SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF , THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 08/31/2003
FILE NUMBER 811-7892
SERIES NO.: 1

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Institutional Class          $ 79,266
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Investment Class     $  4,791
              Personal Investment Class    $  1,136
              Cash Management Class        $  9,795
              Reserve Class                $    602
              Resource Class               $  1,696


73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class          $000.0126
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Private Investment Class     $000.0096
              Personal Investment Class    $000.0072
              Cash Management Class        $000.0118
              Reserve Class                $000.0040
              Resource Class               $000.0110



74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class         5,589,124
         2.   Number of shares outstanding of a second class of open-end company  (000's Omitted)
              Private Investment Class      560,881
              Personal Investment Class     133,660
              Cash Management Class         536,713
              Reserve Class                 103,681
              Resource Class                 88,219


74V.     1.   Net asset value per share (to nearest cent)
              Institutional Class          $ 1.00
         2. Net asset value per share of a second class of open-end company (to nearest cent)
              Private Investment Class     $ 1.00
              Personal Investment Class    $ 1.00
              Cash Management Class        $ 1.00
              Reserve Class                $ 1.00
              Resource Class               $ 1.00